UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 18, 2009

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2009, Quest Cherokee, LLC ("Quest Cherokee"), Quest Energy Partners, L.P. (the "Partnership") and Quest Cherokee Oilfield Service, LLC ("QCOS") entered into a Third Amendment to Amended and Restated Credit Agreement (the "Third Amendment") that, among other things, permits Quest Cherokee's obligations under oil and gas derivative contracts with BP Corporation North America, Inc. ("BP") or any of its affiliates to be secured by the liens under the Amended and Restated Credit Agreement, as amended (the "Credit Agreement") on a pari passu basis with the obligations under the Credit Agreement. The Third Amendment is among Quest Cherokee, as borrower, the Partnership and QCOS, as guarantors, Royal Bank of Canada ("RBC"), as administrative agent and collateral agent, KeyBank National Association ("KeyBank"), as documentation agent, and the lenders party thereto.

On June 18, 2009, RBC, BP and Quest Cherokee entered into an Amended and Restated Intercreditor Agreement (the "Intercreditor Agreement") that establishes the relative rights of the lenders under the Credit Agreement, and BP and the lenders under the Second Lien Senior Term Loan Agreement by and among Quest Cherokee, as borrower, the Partnership, as guarantor, RBC, as administrative agent and collateral agent, KeyBank, as syndication agent, Société Générale, as documentation agent, and the lenders party thereto.

The summaries of the Third Amendment and the Intercreditor Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, references to the Third Amendment and the Intercreditor Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1

Third Amendment to Amended and Restated Credit Agreement, dated as of May 29, 2009, by and among Quest Cherokee, LLC, Quest Energy Partners, L.P., Quest Cherokee Oilfield Service, LLC, Royal Bank of Canada, KeyBank National Association and the Lenders party thereto.

10.2	Amended and Restated Intercreditor Agreement and Collateral Agency Agreement, dated as of June 18, 2009, by and among Royal Bank of Canada, BP Corporation North America, Inc. and Quest Cherokee, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.
By:	Quest Energy GP, LLC, its General Partner

By:	/s/ Jack T. Collins
Jack T. Collins
Executive Vice President - Finance/Corporate Development

Date: June 23, 2009